UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CAPFORCE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Homer Building, 601 13th Street NW, 12th Floor, Office 29

Washington, D.C. 20005

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2026

October 30, 2026

Dear Stockholders of CapForce Inc.:

You are cordially invited to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CapForce Inc. (the “Company”) to be held on December 9, 2026, beginning at 8:00 am Eastern Time. The Annual Meeting will be a “virtual meeting” of stockholders that will be conducted exclusively via online audio-only broadcast. You will be able to participate in the Annual Meeting and vote your shares during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/CFOR2026. The Annual Meeting will be held in virtual format only.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement describing the matters to be acted upon at the Annual Meeting are contained in the following pages. Stockholders also are entitled to vote on any other matters that properly come before the Annual Meeting.

Your vote is important. Enclosed is a proxy that will entitle you to vote your shares on the matters to be considered at the Annual Meeting, even if you are unable to attend in person. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Annual Meeting, or follow the instructions in the accompanying proxy materials to vote via the internet. Regardless of the number of shares you own, please be sure you are represented at the Annual Meeting either by attending in person or returning your proxy or voting on the internet as soon as possible.

On behalf of CapForce Inc., I thank you for your ongoing interest and investment in our company.

Sincerely,

/s/ John Tan Honjian
John Tan Honjian
Chairman of the Board of Directors

The Homer Building, 601 13th Street NW, 12th Floor, Office 29

Washington, D.C. 20005

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2026

October 30, 2026

Dear Stockholders of CapForce Inc.:

The Board of Directors (the “Board”) of CapForce Inc., a Delaware corporation (the “Company”) has called for an Annual Meeting of stockholders (the “Annual Meeting”), to be held on December 9, 2026, beginning at 8:00 am Eastern Time. This Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via online audio-only broadcast. You will be able to participate in the Annual Meeting and vote your shares during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/CFOR2026. The Annual Meeting will be held in virtual format only.

The Annual Meeting has been called for the following purposes:

1.	Election of Directors. The election of the six directors named in the attached Proxy Statement, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

2.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of Beckles & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Pursuant to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), the Board has fixed the close of business on October 19, 2026 as the record date for determination of the stockholders entitled to vote at the Annual Meeting and any adjournments or postponements thereof. Please complete, sign and submit your proxy, which is solicited by the Board of Directors, as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You can ensure that your shares are voted at the Annual Meeting by voting via the internet or by completing, signing and returning the enclosed proxy. If you attend the Annual Meeting, you may then withdraw your proxy and vote your shares at the meeting. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of proposals made by us.

This Notice of Annual Meeting of Stockholders, Proxy Statement and the proxy card, and our 2025 Annual Report are available online at: www.virtualshareholdermeeting.com/CFOR2026.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ John Tan Honjian
John Tan Honjian
Chairman of the Board of Directors

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

The Homer Building, 601 13th Street NW, 12th Floor, Office 29

Washington, D.C. 20005

2026 ANNUAL MEETING PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2026

The Notice of Annual Meeting, Proxy Statement and Proxy Card are available at: www.virtualshareholdermeeting.com/CFOR2026

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CapForce Inc. (the “Company”) for an Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement thereof. The mailing of the notice of internet availability of these proxy materials will commence on October 30, 2026.

This Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via online audio-only broadcast. You will be able to participate in the Annual Meeting and vote your shares during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/CFOR2026. The Annual Meeting will be held in virtual format only.

In this Proxy Statement, “we,” “us,” “our,” “CapForce” and the “Company” refer to CapForce Inc. This Proxy Statement is being made available to you because you own shares of our common stock, par value $0.01 per share, as of the record date, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	The purpose of the Annual Meeting is to hold a stockholder vote on the following matters:

1.	Election of Directors. The election of the six directors named in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of Beckles & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock as of the close of business on October 19, 2026, the record date for the Annual Meeting, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Holders of record of shares of common stock are entitled to vote on all matters brought before the Annual Meeting.

As of the Record Date, there were 12,462,346 shares of common stock and 250 shares of our Series D Convertible Preferred Stock (“Preferred Stock”) outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share of common stock outstanding as of the Record Date. Holders of our Preferred Stock will vote together with the holders of our Common Stock on the proposals on an as-converted to common stock basis. As of the Record Date, holders of our Series D Preferred Stock are entitled to 244.4 votes for each share of Series D Preferred Stock outstanding.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card or voting through the internet.

Q:	How do I vote?

A:	You may vote virtually at the Annual Meeting, vote by proxy through the internet or vote by proxy using the enclosed proxy card. To vote through the internet, go to www.virtualshareholdermeeting.com/CFOR2026 and complete an electronic proxy card. You will be asked for a Control Number, which has been provided with the Notice of Internet Availability.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. Voting by proxy will not affect your right to attend the Annual Meeting and vote. If you vote via the internet or properly complete your proxy card and submit it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board and, as to any other matters properly brought before the Annual Meeting, in the sole discretion of the proxy.

Q:	What shares may I vote?

A:	You may vote all shares of common stock and Preferred Stock of the Company that you owned as of the close of business on the Record Date. These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other financial intermediary at the close of business on the record date.

Each share of common stock is entitled to one vote. Each share of Preferred Stock is entitled to 244.4 votes.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders hold their shares through a bank, broker or other financial intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares held beneficially.

Stockholder of Record: If your shares are registered directly in your name with CapForce’s transfer agent, Pacific Stock Transfer Company, or the Transfer Agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to CapForce or to vote your shares in person at the Annual Meeting.

Beneficial Owner: If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

Q:	What are the recommendations of the Board?

A	The Board recommends that you vote:

1.	“FOR” the election of all six nominees for director named in this Proxy Statement; and

2.	“FOR” the ratification of the appointment of Beckles & Co., Inc as our independent registered public accounting firm for the 2026 fiscal year.

The Board knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be authorized to vote or otherwise act in their discretion on those matters.

Q:	What constitutes a quorum at the Annual Meeting?

A.	The presence in person or by proxy of the holders of thirty-four percent (34%) of the votes represented by the outstanding common stock and Preferred Stock is necessary to constitute a quorum at the Annual Meeting. As of the Record Date, there were 12,523,446 votes represented by outstanding shares of our common stock and Preferred Stock. Accordingly, the presence of the holders of at least 4,257,972 of the votes entitled to be cast at the meeting will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A:	Each proposal has its own vote requirement as follows:

Proposal No. One: Election of Directors. The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the shares of our common stock and Preferred Stock entitled to vote on the election, represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

Proposal No. Two: Ratification of Beckles & Co., Inc.’s Appointment. The ratification of the appointment of Beckles & Co., Inc. as our independent registered public accounting firm for the 2026 fiscal year requires the affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of Beckles & Co., Inc. as our independent registered public accounting firm is not ratified, the Audit Committee of the Board may reconsider its selection.

Q:	What is the effect of abstentions and broker non-votes?

A:	An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter or attends the Annual Meeting and elects not to vote or fails to cast a ballot. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders approved the proposals presented.

A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers are not anticipated to have discretionary authority to vote on the election of directors. Accordingly, brokers who do not receive instructions from the beneficial owner are expected to be entitled to vote only on the ratification of Beckles & Co., Inc.’s appointment as our independent registered public accounting firm for the 2026 fiscal year.

Q:	May I change my vote?

A.	Yes. You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation to the Secretary of the Company or the Secretary’s designated agent bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee.

Q:	Who is paying for this proxy solicitation?

A.	We are paying for this proxy solicitation. Our officers and other regular employees may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. The Company may retain a third-party proxy solicitor for the Annual Meeting, whose costs, if retained, we estimate would be approximately $10,000. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Q:	Am I entitled to dissenters’ rights?

A	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), or our Amended and Restated Bylaws, as amended (the “Bylaws”) to any stockholder with respect to any of the matters proposed to be voted on at the Annual Meeting.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the completion of the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of the Company’s Common Stock outstanding at the close of business on October 19, 2026 was 12,462,346 shares. In addition, as of October 19, 2026, there were 250 shares of Series D Preferred Stock outstanding. Each share of Series D Preferred Stock is convertible into 244.4 shares of Common Stock, subject to applicable ownership limitations that restrict a holder’s ability to convert in excess of designated percentages. The following table sets forth the beneficial ownership of the Company’s common stock, as of October 19, 2026, by each Company director and executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options and warrants currently exercisable or exercisable within 60 days after October 19, 2026 are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the knowledge of the directors and executive officers of the Company, as of October 19, 2026, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below. Unless otherwise indicated, the address of each beneficial owner listed below is c/o The Homer Building, 601 13th Street NW, 12th Floor, Office 29, Washington, D.C. 20005.

Name and Address of Beneficial Owner	Number of Shares of common stock		Percentage Beneficially Owned
5% Stockholders
AEI Capital Ltd.	9,838,224	(1)(2)	78.94%
TG Investments Ltd.	632,506	(1)(3)	5.08%

Directors and Named Executive Officers
John Tan Honjian	9,838,224	(1)(5)	78.94%
Ken Lim Zhao Qi	34,126	(4)	*
Ethan Low Yu Jie	34,126	(4)	*
Constance Wong Poh Yin	34,126	(4)	*
Victor Chua Kok Hoe	34,126	(4)	*
Mohd Azham Azudin	36,805	(4)	*
Tan Theng Wei	0		*
Christian-Laurent Bonte	28,571	(4)	*
Syed Johan Bin Syed Mohd	9,709	(4)	*
All current Directors and Executive Officers as a group (10 individuals)	10,068,216		80.79%

*	Constitutes less than 1% of our outstanding common stock.

(1)	Consists entirely of shares of common stock.
(2)	Beneficial ownership information presented herein is based on information provided by the Company’s transfer agent, publicly available filings, and representations furnished by the applicable stockholder. Although the shares of common stock are held by AEI Capital Ltd., Mr. Tan is a director, chief executive officer, and the ultimate beneficial owner of AEI Capital Ltd. As a result, Mr. Tan shares beneficial ownership of the securities held by AEI Capital Ltd.
(3)	Beneficial ownership information presented herein is based on information provided by the Company’s transfer agent, publicly available filings, and representations furnished by the applicable stockholder.
(4)	Consists entirely of restricted stock units that have vested as of October 19, 2026 or will vest within 60 days of such date.
(5)	Consists of shares of common stock held by AEI Capital Ltd., of which Mr. Tan is a director, chief executive officer and the ultimate beneficial owner. As a result, Mr. Tan shares beneficial ownership of such securities.

MANAGEMENT

The Board of Directors of the Company, or the “Board,” are elected at the annual meeting of stockholders, and serve for the term for which each director is elected and until his or her successor is elected and qualified. Executive officers of the Company are elected by the Board and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers or directors have been involved in any legal proceedings of the type requiring disclosure by the Company during the past ten years.

The following table sets forth the names and ages of all directors continuing in office, director nominees and executive officers of the Company and their respective positions with the Company as of the date of this Proxy Statement:

Name	Age	Position
Directors
John Tan Honjian	36	Chief Executive Officer and Chairman of the Board of Directors
Victor Chua Kok Hoe	39	Director
Ken Lim Zhao Qi	40	Director
Ethan Low Yu Jie	38	Director
Constance Wong Poh Yin	36	Director
Mohd Azham Azudin	54	Director

Other Executive Officers
Tan Theng Wei	37	Chief Operating Officer
Gillian Tan Rou Yee	29	Company Secretary
Syed Johan Bin Syed Mohd	38	Chief Technology Officer
Christian-Laurent Benoit Bonte	50	President, Business Development

Board of Directors

The following information summarizes, for each of our directors, his or her principal occupations and other public company directorships for at least the last five years and information regarding the specific experiences, qualifications, attributes and skills of such director:

John Tan Honjian brings extensive expertise as a corporate strategist and private equity investor with significant legal experience in local and cross-border corporate mergers and acquisitions, corporate joint ventures and strategic alliances, foreign investment, private equity and venture capital deals, private fund establishment and structuring for private equity funds and venture capital funds, project financing, structuring of investment deals for high net-worth family offices, strategic structuring of business deals, and property transactions for both corporate and individual clients. Since January 2015, Mr. Tan has served as Chairman and CEO of AEI Capital Group headquartered in Kuala Lumpur, Malaysia with satellite offices in Singapore and Hong Kong, where he leads the Asia-Pacific-focused private equity investment group with AUM exceeding USD $7.0 billion with the support of a seasoned team backed by diverse experience in more than 100 M&A transactions, exceeding 50 private equity deals and more than 20 IPO exercises in major financial centers such as New York, Hong Kong, Singapore, Sydney and Kuala Lumpur. AEI Capital Group specializes in late-stage, pre-IPO investments, merger and acquisition/joint venture transactions, private equity/venture capital deals, private investment in public equity (PIPE), hedge fund portfolio, private fund structuring, and buy-out of high growth small and medium-sized enterprises and tech ventures, with preferred exit via IPO on global stock exchanges such as HKEX, ASX and NASDAQ. AEI Capital Group received the award of Best Private Equity Firm (East Asia) in Fund Awards 2021 granted by Wealth & Finance International (WFI). Since January 2020, Mr. Tan has served as co-President, Investment Banking Services Group at European Credit

Investment Bank Ltd. where he leads its offshore investment banking services group to serve small-mid cap listed companies across Asia Pacific whose capital market needs are still mostly underserved by onshore investment banks and global institutional investors. Mr. Tan has served on the board of directors of various high growth companies across Asia Pacific and acted as the board advisor to various public listed companies across Asia Pacific. Earlier in his career, Mr. Tan specialized in mergers and acquisitions, capital markets and private equity as a common law-qualified cross-border corporate lawyer at Rajah and Tann Singapore LLP, the largest law firm in the ASEAN region, headquartered in Singapore, with affiliate offices in Cambodia, China, Indonesia, Laos, Malaysia, Myanmar, Philippines, Thailand and Vietnam, and founded in 1976. Mr. Tan also served as the regional counsel for a Fortune 100 Company in charge of the ASEAN and South Asia regions. Mr. Tan has received the honor of Global Innovator Award 2018 in Finance and Investment Category by Global SME Alliance, United Nations due to his significant contribution on ASEAN-plus-China One-Belt-One-Road private equity investment thesis. Mr. Tan spoke as a Panel Speaker in the Global SME Summit alongside global leaders such as France’s ex-Prime Minister Mr. Jean-Pierre Raffarin and China’s ex-Vice Premier Mdm. Wu Gui Xian. Mr. Tan completed his Master of Business Administration (MBA) Essentials Programme at the London School of Economics and Political Science (LSE), with an Executive Program completed at the University of Oxford on Blockchain Strategy. He also completed his Postgraduate Executive Programme in Alternative Investments at Harvard University. Based on Mr. Tan’s extensive experience, our Board believes that Mr. Tan has the appropriate set of skills to serve as Chairman of the Board.

Victor Chua Kok Hoe is the Managing Partner and Founder of Vynn Capital, a venture capital firm investing in early-stage technology companies in the Asia Pacific that works alongside family offices and large institutions and companies in technology adoption and innovation. Vynn Capital is a partner of the United Nations World Tourism Organization that works with companies in the industries of travel mobility, property, food and fast-moving consumer goods or packaged goods. Prior to that, he was the Vice President of Investments for Gobi Partners, an early-to-late-stage venture capital firm where he managed two Southeast Asia-focused early-stage funds and a growth stage fund. Prior to that, he served with the venture capital arm of Malaysia’s Ministry of Finance where he managed direct and indirect investments. Some of the notable investments he supervised include Carsome (Malaysia), Travelio (Indonesia), Dropee, Triip.me (Vietnam), Hermo and Jirnexu. Earlier in his career, Mr. Chua worked for Willis Towers Watson, where he advised corporate, pension and sovereign wealth funds on investment strategies. He was an honoree of the Forbes Asia 30 under 30 in 2017. He is the Immediate Past Chairman of the Malaysia Venture Capital and Private Equity Association and a mentor with the Founder Institute and other grass-root entrepreneurial initiatives. Mr. Chua is also a Council Member of the Malaysian Venture Capital and Private Equity Development Council appointed by the Securities Commission of Malaysia. Mr. Chua was also a startup founder of an online education platform as well as two other businesses. He is a member of Mensa and a CFA charter holder. Based on Mr. Chua’s extensive experience, our Board believes that Mr. Chua has the appropriate set of skills to serve as a member of the Board.

Ken Lim Zhao Qi has served as Chief Executive Officer and Executive Director of the European Credit Investment Bank Ltd, a licensed midshore investment bank based in Labuan, Malaysia, since 2014. During his tenure, he has been responsible for substantial growth of the bank. Since 2023, he has served as the Chairman of the Labuan Investment Banking Association and has served on the board of Sentoria Group Berhad, a tourism resort and integrated travel destination operator listed on the Bursa Malaysia Stock Exchange. Mr. Lim received his Bachelor’s degree from the University Technology of Sydney. Based on Mr. Lim’s extensive experience, our Board believes that Mr. Lim has the appropriate set of skills to serve as a member of the Board.

Ethan Low Yu Jie is the Deputy President of Corporate Development and Portfolio Management for the AEI Capital Group, a growth equity investment firm, where he has served in such role since January 2024. He has worked for AEI Capital Group in various roles of increasing responsibility since 2016. Mr. Low’s responsibilities have included assisting the company’s chief executive officer in the company’s private equity investments and portfolio management activities, overseeing compliance matters and serving as a director for some of the company’s subsidiaries. Mr. Low was a practicing lawyer prior to joining AEI Capital Group. Mr. Low received his Bachelor of Laws degree from the University of Malaya. Based on Mr. Low’s extensive experience, our Board believes that Mr. Low has the appropriate set of skills to serve as a member of the Board.

Constance Wong Poh Yin is Senior Vice President of Group Operations and Business Development at AEI Capital Group, where she has served in that role since January 2024. Since 2016, she has held various roles of increasing importance at AEI Capital Group focusing on improving operational processes and supporting the company’s growth through business development strategies. Prior to that, Ms. Wong began her career as a practicing lawyer. Ms. Wong holds a Bachelor of Laws degree from the University of Malaya. Based on Ms. Wong’s extensive experience, our Board believes that Ms. Wong has the appropriate set of skills to serve as a member of the Board.

Mohd Azham Azudin served as our Chief Operating Officer from December 2024 to October 2026. He has over 25 years of investment experience specifically in private equity, venture capital deals, and corporate advisory, including corporate structuring, finance, and mergers and acquisitions. Since March 2023, he has served as Vice President of Group Investments and Corporate Advisory at AEI Capital Ltd. Prior to his current role, from September 2022 to January 2023, Mr. Azudin served as the Lead Executioner for the Security Token Offering (“STO”) Division at ATA Global Inc. US. From March 2021 to June 2021, Mr. Azudin was involved in the F&B Fund Framework and Conceptualization Paper at Articulate Fusion Sdn. Bhd. Mr. Azudin served as Vice President in Private Equity Investments at Malaysian Development Bank’s Private Equity Management Company from 2007 to 2010 and as the Executive Vice President in Corporate Affairs at Quest MasteryAsia Group from 2017 to 2021. Mr. Azudin holds a chartered accountant designation from the Malaysia Institute of Accountants. Based on Mr. Azudin’s extensive experience and knowledge of the Company, our Board believes that Mr. Azudin has the appropriate set of skills to serve as a member of the Board.

Executive Officers

The following information summarizes, for each of our officers, his or her principal occupations and other employment for at least the last five years:

John Tan Honjian See above under “Board of Directors”.

Christian-Laurent Bonte was appointed our President, Business Development on October 27, 2026, and he previously served as our Chief Executive Officer from December 2025 to October 2026 and as a member of our board from August 2024 to July 2025. He is the owner of Far Cap Pte Ltd, a Singapore-based business founded by Mr. Bonte in December 2017, and which is engaged in corporate financing and investing transactions primarily focused on the technology industry. He served as Managing Director of Far Cap Pte Ltd from December 2021 to March 2024. Most recently, Mr. Bonte joined Meyzer Capital Management Pte Ltd, a management consulting and alternative investments platform, in March 2024 and, since July 2024, has served as Executive Director with responsibilities for fund management. From August 2017 to December 2021, Mr. Bonte served as Managing Director of ARC Capital Ltd, an investment bank focusing on middle market transactions with offices in Asia and the United States.

Tan Theng Wei has served as our Chief Operating Officer since October 2026. Prior to joining the Company, Mr. Tan served as the Chief Operating Officer of Astra Enterprise Public Company Limited, a Bitcoin treasury and crypto strategy company, from September 2024 to September 2026, and as a partner at Sora Ventures from September 2024 to September 2026. From February 2022 to November 2023, Mr. Tan served as the Head of Exchange for Coins.ph, a spot orderbook exchange for cryptocurrency and foreign currency trading. From May 2021 to February 2022, Mr. Tan served as the Head of Spot at Binance, and, from April 2020 to May 2021, served as the Head of Fiat Operations – Singapore at Binance. Previously, Mr. Tan served in various roles at Goldman Sachs.

Syed Johan bin Syed Mohd has served as our Chief Technology Officer since April 2025. He is a dynamic and accomplished technology and e-commerce professional, who has served as the Vice President and Chief Operating Officer (COO) of AEI Tech Venture since 2018. Mr. Mohd will retain such role, however, in such capacity, he will also serve as the Chief Technology Officer of the Company. Mr. Mohd graduated from the University of Malaya with a bachelor’s degree in marketing.

Gillian Tan Rou Yee has served as our Company Secretary since December 2024. She is a legal professional, who earned her LLB degree from the University of the West of England, Bristol, in 2019. Following her undergraduate studies, Ms. Tan pursued further education at the City Law School, University of London, where she completed the Bar Professional Training Course (BPTC) and obtained a Master’s in Law, in 2020 and 2021, respectively. Ms. Tan began her legal career when she was called to the Bar of England and Wales at Lincoln’s Inn in 2020. She completed her chambering in 2021 at Messrs. Gideon Tan Razali Zaini, focusing on litigation. In 2022, she completed her chambering and was called to the Malaysian Bar as an advocate and solicitor of the High Court of Malaya, and she subsequently practiced as a lawyer specializing in corporate-commercial law until 2023 at Messrs. J.M. Chong, Vincent Chee & Co. as a Legal Associate. In April 2024, Ms. Tan transitioned to her current role as In-House Lead Counsel at AEI Capital Group. In this position, she leverages her expertise in corporate law to contribute significantly to the organization’s legal strategies.

Corporate Governance

Board and Board Committees

The Company’s Bylaws provide that the Board, by resolution adopted by a majority of the whole Board, may designate one or more other committees, with each such committee to consist of two or more directors. As of the date of this Proxy Statement, the Board consists of six members.

The Board annually elects from its members the Audit and Compensation Committees. The Board may also, from time to time, appoint ad hoc committees. Currently, the Board has not appointed a Nominating and Corporate Governance Committee. The Board believes the nominating and corporate governance responsibilities are best handled, at this time, by the full Board, given its size.

During its fiscal year ended December 31, 2025, the Board and its committees did not hold any formal meetings. The Board encourages all directors to attend the Company’s annual meeting of stockholders.

Each of the standing Committees of the Board operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investors section of the Company’s website, www.capforce.inc.

Director Independence

An “independent director” is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Chua and Lim are “independent” directors as defined in the applicable Nasdaq listing standards and applicable SEC rules. Our independent directors will conduct regularly scheduled meetings at which only independent directors are present.

While Nasdaq listing standards generally require that a majority of the Board be independent, under NASDAQ Rule 4350(c), a controlled company (as defined by Nasdaq listing standards) is exempt from certain independent director requirements set forth in this rule. The Company operates as a controlled company and may therefore rely on such exemption.

Audit Committee

The current members of our audit committee are: Messrs. Lim Zhao Qi (Chair) and Chua Kok Hoe. Each member of the audit committee is expected to be financially literate, and Mr. Lim Zhao Qi qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. We have adopted an audit committee charter that details the purposes and responsibilities of the committee, including:

-	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

-	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

-	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

-	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

-	reviewing the adequacy of our internal control over financial reporting;

-	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

-	reviewing the Company’s periodic reports to be filed with the SEC;

-	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

-	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

-	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

-	overseeing our compliance with applicable legal and regulatory requirements;

-	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

-	reviewing quarterly earnings releases, if applicable.

To the Board of Directors of CapForce Inc.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and for issuing a report on our financial statements. The Audit Committee’s responsibility is to monitor and oversee those processes. We hereby report to the Board that, in connection with the financial statements for the year ended December 31, 2025, we have:

-	reviewed and discussed the audited financial statements with management and our independent registered public accounting firm;

-	reviewed and discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

-	received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with our independent registered public accounting firm its independence.

Based on the discussions and our review discussed above, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted,

The Audit Committee of CapForce Inc.

Ken Lim Zhao Qi

Victor Chua Kok Hoe

Date: February 10, 2026

Compensation Committee

The members of our compensation committee are: Messrs. Chua Kok Hoe (Chair) and Lim Zhao Qi. We have adopted a compensation committee charter that details the purposes and responsibilities of the committee, including:

-	annually reviewing and recommending to our Board corporate goals and objectives, and determining the achievement thereof, relevant to the compensation of our Chief Executive Officer and other executive officers;

-	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to our Board the compensation of our Chief Executive Officer;

-	determining, or reviewing and recommending to our Board for approval, the compensation of our other executive officers;

-	reviewing and establishing our overall management compensation philosophy and policy;

-	overseeing and administering our compensation and similar plans;

-	evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the applicable stock exchange or trading market rules;

-	retaining and approving the compensation of any compensation advisors;

-	reviewing and approving, or reviewing and recommending to our Board for approval, our policies and procedures for the grant of equity-based awards;

-	determining or reviewing and making recommendations to our Board with respect to director compensation;

-	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

-	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

-	reviewing and discussing with our Board corporate succession plans for the Chief Executive Officer and other key officers.

Nomination of Directors

The full Board acts to evaluate, on an annual basis, the composition of the Board and the skills, qualifications, business attributes and experience of the existing Board members. The specific process for identifying and evaluating new directors, including stockholder-recommended nominees, if any, will vary based on an assessment of the then-current needs of the Board and the Company. The Board will determine the desired profile of a new director, the competencies we are seeking, including experience in one or more areas of need, as determined by the Board. Candidates will be evaluated in light of the target criteria chosen.

Board Diversity

Although the Board does not have a formal diversity policy, in addition to the considerations described above, the Board considers race and gender diversity in selection of qualified candidates as well as the overall skills and experience of such candidates.

Board Leadership Structure and Role in Risk Oversight

The Board assesses this leadership structure to ensure the interests of the Company and its stockholders are best served. The Board does not currently have a lead independent director. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. Currently, Mr. Tan serves as the Company’s chairman.

The Board is responsible for oversight of the Company’s risk management practices, while management is responsible for the day-to-day risk management processes. The Board receives periodic reports from management regarding the most significant risks facing the Company. We believe that this division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s Board leadership structure will support this approach.

Board Role in Risk Management

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the principal risks associated with those operations and corporate functions. This includes risks relating to regulatory matters and compliance needs of the organization. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm. The Audit Committee oversees the operation of our risk management program, including the identification of the principal risks associated with our business and periodic updates to such risks, and reports to our Board regarding these activities.

The Compensation Committee assesses the impact risks inherent in the annual and long-term incentive plans could have on the Company. After review, the Compensation Committee does not believe that the Company’s executive compensation practices or programs are likely to have a material adverse effect on the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the Company’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2025 fiscal year, except the following: (i) Forms 4 for Constance Wong Poh Yin, Victor Chua Kok Hoe, Ethan Low Yu Jie, Ken Lim Zhao Qi, Mohd Azham Azudin and Gillian Tan Rou Yee were filed on July 6, 2026 for a transaction on December 3, 2025, and (ii) a Form 4 for AEI Capital Ltd. has not yet been filed for a transaction occurring on December 11, 2025.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.capforce.inc. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Insider Trading Policies

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees. A copy of our insider trading policy is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each, a related person, must be approved by our Audit Committee.

Certain Relationships and Related Person Transactions

Other than compensation for our directors and named executive officers that are described elsewhere in this Proxy Statement and for the transactions described below, there were and are no transactions or series of similar transactions, during or after our last two fiscal years, to which we were a party or will be a party, in which: (i) the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the past two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In March 2024, the Company entered into a securities purchase agreement with David E. Lazar, a private investor, pursuant to which he agreed to purchase 3,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company at a price of $1.00 per share for aggregate gross proceeds of $3,000,000 (the “March 2024 Private Placement”). Upon the initial closing of the transaction, Mr. Lazar was appointed as our Chief Executive Officer, Chairman, and member of our Board. Mr. Lazar’s compensation for service as our Chief Executive Officer, Chairman, and Board member is described in this Proxy Statement in the section entitled “Executive Compensation.” In July 2024, Mr. Lazar consummated a transaction pursuant to which he sold his shares of Series E Preferred Stock together with his rights to purchase the additional shares of Series E Preferred Stock under the March 2024 Purchase Agreement to AEI Capital Ltd. In conjunction with the transaction, Mr. Lazar resigned as CEO, Chairman and Director of the Company, effective August 2, 2024, and continued as President of the Company, until his resignation from such role effective January 8, 2026.

On January 2, 2024, AEI Capital Ltd., the Company’s controlling stockholder (“AEI Capital”), entered into a Letter of Engagement with a privately held company (“Client A”), pursuant to which AEI Capital agreed to provide certain listing advisory services relating to the preparation and facilitation of an initial public offering for Client A (the “Engagement Agreement”). In consideration for such services, AEI Capital is entitled to receive a fee consisting of: (i) 3.5% of the outstanding equity interests of Client A (the “Equity Consideration”) and (ii) $200,000 (the “Cash Consideration,” and collectively, with the Equity Consideration, the “Consideration”). On October 2, 2024, CapForce International Holdings Ltd. (“CapForce International”), which was organized by the Company for purposes of repositioning itself as a new business in the digital investment banking industry powered by financial technology, entered into an Agreement of Assignment of Mandate with AEI Capital in respect of Direct Listing Sponsorship Advisory Services (the “Assignment Agreement”), pursuant to which AEI Capital assigned its rights and obligations within a portion of the Engagement Agreement for the advisory fee equivalent to 2.1% of the outstanding equity interests of Client A and $120,000 to CapForce International. As a result, pursuant to the Assignment Agreement, CapForce International completed the first performance obligation within the Engagement Agreement in the fourth quarter of 2024, earning proceeds of $5.0 million in Client A’s equity. During the second quarter of 2025, CapForce International completed the second performance obligation within the Engagement Agreement, earning proceeds of $4.0 million in Client A’s equity. Mr. Tan Honjian, the CEO of AEI Capital Ltd. and the chairman and chief executive officer of the Company, serves as a member of the Board of Directors of Client A and AEI Capital Ltd.’s associated fund vehicles hold a minority ownership interest in Client A, making Client A a related party. The Engagement Agreement and Assignment Agreement were conducted in the ordinary course of business and on terms comparable to those with unrelated third parties. The Company’s management and Board of Directors have evaluated the relationship and concluded that appropriate governance and conflict of interest procedures were followed.

In August 2024, the Company and AEI Capital Ltd. entered into a Securities Purchase Agreement (the “August 2024 Securities Purchase Agreement”), pursuant to which the Company had the right, in its sole discretion, to sell to AEI Capital Ltd. shares of common stock having an aggregate value of up to $3.0 million. The purchase price for any shares sold under the August 2024 Securities Purchase Agreement is the closing sales price on the Nasdaq Capital Market (or other applicable trading market) of the Company’s common stock as of the date immediately prior to the date of sale. In addition, in October 2024, the Company and AEI Capital Ltd. entered into a First Amendment (the “Amendment”) to the August 2024 Securities Purchase Agreement. The Amendment amended the August 2024 Securities Purchase Agreement by: (1) granting the Company the right to sell two additional tranches of common stock to AEI Capital Ltd. of $3.0 million each, for an aggregate amount of $9.0 million under the Purchase Agreement; and (2) extending the Company’s ability to sell shares of common stock to AEI Capital Ltd. under the Purchase Agreement until December 31, 2025. In December 2025, the Company and AEI Capital Ltd. further amended the August 2024 Securities Purchase Agreement to provide that the Company may sell shares of common stock to AEI Capital Ltd. thereunder until December 31, 2026. During 2024, the Company sold 1,079,109 shares of common stock to AEI Capital for gross proceeds of $2.0 million before deducting offering expenses, and, during 2025, the Company sold 78,125 shares of common stock to AEI Capital for gross proceeds of $0.5 million before deducting offering expenses. During the six months ended June 30, 2026, the Company sold 20,337 shares of common stock to AEI Capital for gross proceeds of $480,000 before deducting offering expenses. Accordingly, as of June 30, 2026, the Company has the right, in its sole discretion, to sell to AEI Capital, at any time and from time to time prior to December 31, 2026, up to approximately $6.0 million worth of additional shares of common stock under the 2024 Securities Purchase Agreement.

On December 1, 2025, the Company entered into a Share Sale Agreement (the “Purchase Agreement”) with AEI Capital Ltd., a company incorporated under the laws of the British Virgin Islands and controlling stockholder of the Company (the “Seller”), pursuant to which the Seller agreed to sell all of the issued and outstanding ordinary shares (the “Shares”) of Sun Investment Enterprises Limited, a company incorporated under the laws of the British Virgin Islands (the “iCapX Holding Company”). The iCapX Holding Company is the owner of all of the equity interests of iCapX Sdn. Bhd., a private company limited by shares incorporated under the laws of Malaysia providing cap table management fintech platform services to companies (“iCapX”). The contractual purchase price for the Shares was $12,278,703.08. The aggregate purchase consideration was satisfied through the issuance of 2,028,867 shares of the Company’s common stock in January 2026 at a price of $6.052 per share. As a result of the Company’s acquisition of the Shares of the iCapX Holding Company, iCapX became an indirect, wholly-owned subsidiary of the Company. iCapX operates a cap table management fintech platform and provides related corporate advisory services to its clientele. Prior to the acquisition, iCapX had been assigned a portion of the advisory engagement described above with Client A, consisting of advisory fees equivalent to 1.4% of Client A’s outstanding equity interests and cash consideration of $80,000. On December 30, 2025, iCapX assigned its rights and obligations under that portion of the engagement to CapForce International. During the fourth quarter of 2025, CapForce International satisfied the remaining performance obligations under the engagement and earned aggregate equity consideration with a fair value of $26.0 million, consisting of $12.0 million attributable to the original 2.1% interest previously assigned to CapForce International by AEI Capital and $14.0 million attributable to the separate 1.4% interest assigned by iCapX. CapForce International also earned aggregate cash consideration of $200,000, consisting of $120,000 attributable to the original assignment by AEI Capital and $80,000 attributable to the separate assignment by iCapX. The Seller of the iCapX Holding Company is the Company’s controlling shareholder, which owned 100% of the issued and outstanding capital stock of such company before selling it to the Company. In determining the purchase price for the Shares, the parties performed a peer group comparison and supplemented the analysis with value-add considerations to incorporate company-specific attributes and differentiation factors.

In June 2026, CapForce International entered into an advisory engagement with Client B, a privately held company, pursuant to which CapForce International became entitled to advisory fees consisting of equity interests representing 4.0% of Client B’s outstanding equity, valued at $200.0 million, and cash consideration of $200,000. During the second quarter of 2026, CapForce International satisfied the first performance obligation under the engagement and earned equity consideration with a fair value of $50.0 million. At June 30, 2026, the Company recorded the earned equity consideration within accounts receivable in the unaudited condensed consolidated financial statements as the shares were not yet received. The equity consideration to be provided is in exchange for services rendered and represents a non-controlling equity interest in a privately held entity. Mr. Tan Honjian, the CEO of AEI Capital Ltd. and the chairman and chief executive officer of the Company, serves as a member of the Board of Directors of Client B and AEI Capital Ltd.’s associated fund vehicles hold a minority ownership interest in Client B. In addition, Ken Lim Zhao Qi, a member of the Company’s Board of Directors, serves on the board of directors of Client B’s holding company, making Client B a related party. The Engagement Agreement was conducted in the ordinary course of business and on terms comparable to those with unrelated third parties. The Company’s management and Board of Directors have evaluated the relationship and concluded that appropriate governance and conflict of interest procedures were followed.

In September 2026, CapForce International Holdings Ltd., a wholly-owned subsidiary of the Company, entered into a one-year advisory agreement with AEI Fund Management Co. Ltd. (“AEI Fund Management”). AEI Fund Management is an affiliate entity of AEI Capital Ltd., the Company’s controlling shareholder. Under the agreement, the Company provides financial advisory services to AEI Fund Management in connection with a proposed control-stake leveraged buyout of a Nasdaq-listed company (the “Transaction”). In exchange, the Company receives (i) a non-refundable monthly retainer of $10,000, creditable against the success cash fee; (ii) upon closing of the Transaction, a success cash fee of 1% and a success equity fee of 2% of the Transaction value, with the equity fee payable in equity securities of the target company and measured at fair value when earned; and (iii) a fee of 1% of any acquisition financing the Company helps arrange, payable upon funding. Mr. Tan Honjian, the CEO of AEI Capital Ltd. and the chairman and chief executive officer of the Company, oversees both parties to this agreement, making this a related party transaction. The Engagement Agreement was conducted in the ordinary course of business and on terms comparable to those with unrelated third parties. The Company’s management and Board of Directors have evaluated the relationship and concluded that appropriate governance and conflict of interest procedures were followed.

As the Company is not a registered investment bank, certain investment banking activities required in connection with the Company’s listing consultancy and sponsorship services are performed by the European Credit Investment Bank (“ECIB”), a registered investment bank. CapForce International has secured broad corporate advisory master mandates from its clients, under which CapForce International acts as the master service provider and has delegated or subcontracted to ECIB the incidental investment banking securities dealing and advisory activities. The fees payable to ECIB are calculated based on a percentage of revenues earned by the Company in connection with the related advisory services. The consideration payable to ECIB represents costs directly attributable to the provision of the Company’s advisory services and is therefore recognized as cost of services. As such, in connection with the Company’s advisory services for Clients A and B, the Company owed ECIB approximately $3.0 million in shares of Client A’s equity as of June 30, 2026 and $5.0 million in shares of Client B’s equity as of June 30, 2026. Such amounts were accrued and unpaid as of June 30, 2026. Mr. Ken Lim Zhao Qi, a Board member and Audit Committee chair of the Company, serves as the Chief Executive Officer and Executive Director of the European Credit Investment Bank Ltd., and Mr. Tan Honjian, the CEO of AEI Capital Ltd. and the chairman and chief executive officer of the Company, has served as co-President, Investment Banking Services Group at European Credit Investment Bank Ltd. where he leads its offshore investment banking services group since January 2020. The services agreement between the Company and the ECIB was conducted in the ordinary course of business and on terms comparable to those with unrelated third parties. The Company’s management and Board of Directors have evaluated the relationship and concluded that appropriate governance and conflict of interest procedures were followed.

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers, and holders of 5% or more of our voting securities and their affiliates, each, a related person, must be approved by our Audit Committee.

Communications with the Board of Directors

Stockholders who want to communicate with members of the Board, including the independent directors, individually or as a group, should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Chair of the Audit Committee, CapForce Inc., 23219 Stringtown Road, Suite 300, Clarksburg, Maryland 20871. The Chair of the Audit Committee will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.

Procedures for Nominating a Director Candidate

The Board considers nominations by stockholders who recommend candidates for election to the Board. The Board evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. A stockholder seeking to recommend a prospective candidate for the Board’s consideration may do so by writing to the Company Secretary c/o CapForce Inc., 23219 Stringtown Road, Suite 300, Clarksburg, Maryland 20871. Recommendations submitted for consideration by the Board in preparation for the 2027 Annual Meeting of Stockholders must be received after the close of business on July 2, 2027, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first made available to our stockholders in connection with this Annual Meeting, and no later than the close of business on August 1, 2027, which is the 90th day prior to the first anniversary of the date on which this Proxy Statement was first made available to our stockholders in connection with this Annual Meeting. If we change the date of the 2027 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, recommendations for director candidates must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed and public disclosure was made.

Each notice of recommendation must contain the information required under our Bylaws, including: (a) for each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

EXECUTIVE COMPENSATION

We are currently a “smaller reporting company” as defined by Item 10 of the Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

Summary Compensation Table for 2025 and 2024

Our named executive officers for 2025 are Christian-Laurent Benoit Bonte, Mohd Azham Azudin, Syed Johan bin Syed Mohd and John Tan Honjian. The table below provides disclosure for the years ended December 31, 2025 and 2024 for our named executive officers. John Tan Honjian was appointed to CEO, Chairman and Director of the Company in August 2, 2024 in connection with the July 2024 transaction whereby AEI Capital Ltd. purchased shares of Series E Preferred Stock and the rights to purchase additional shares of Series E Preferred Stock pursuant to the March 2024 Purchase Agreement from Mr. Lazar, the Company’s former chief executive officer. On December 1, 2025, John Tan Honjian resigned from his position of Chief Executive Officer of the Company, and Christian-Laurent Benoit Bonte was appointed Chief Executive Officer. John Tan Honjian continued in his position as Chairman of the Board of Directors of the Company following such resignation, and he was appointed Chief Executive Officer on October 27, 2026, replacing Christian-Laurent Benoit Bonte, who was appointed to President, Business Development on the same day. On October 27, 2026, Mohd Azham Azudin stepped down as Chief Operating Officer and was appointed to the Company’s Board of Directors. On October 27, 2026, Tan Theng Wei was appointed Chief Operating Officer.

Named Executive Officer and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards (1) ($)		Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2)(3) ($)	All Other Compensation ($)		Total ($)
John Tan Honjian	2025	$-		$-	$-		$-	$-	$25,000	(4)	$25,000
Chief Executive Officer	2024	$-		$-	$-		$-	$-	$-		$-

Christian-Laurent Benoit Bonte	2025	$52,167	(6)	$-	$-		$-	$-	$-		$52,167
Chief Executive Officer	2024	$-		$-	$49,999	(5)	$-	$-	$-		$49,999

Mohd Azham Azudin	2025	$-		$-	$-		$-	$-	$12,500	(4)	$12,500
Chief Operating Officer	2024	$-		$-	$50,000		$-	$-	$-		$50,000

Syed Johan Bin Syed Mohd	2025	$-		$-	$40,001		$-	$-	$-		$40,001
Chief Technology Officer	2024	$-		$-	$-		$-	$-	$-		$-

(1)	The “Stock Awards” column reflects the grant date fair value for all restricted stock units awarded under the Amended and Restated 2015 Incentive Plan (the “Plan”) during 2025 and 2024, respectively. The “Option Awards” column reflects the grant date fair value for all stock option awards granted under the 2015 and 2022 Incentive Plans during 2025 and 2024, respectively. These amounts are determined in accordance with FASB Accounting Standards Codification 718 (ASC 718), without regard to any estimate of forfeiture for service vesting. Assumptions used in the calculation of the amounts in these columns for 2025 and 2024 are included in a footnote to the Company’s consolidated audited financial statements for the years ended December 31, 2025 and 2024.
(2)	Represents annual incentive bonuses paid under an annual performance-based cash incentive plan. Corporate performance goals are established by the Compensation Committee for each year. The incentive bonuses are determined by the Compensation Committee based on the achievement of corporate performance goals. The Compensation Committee determined not to grant any such bonuses to the named executed officers for the fiscal years ended December 31, 2025 and 2024.
(3)	The named executive officers were eligible to receive performance-based cash bonuses for the fiscal years ended December 31, 2025 and 2024. The Compensation Committee determined not to grant any such bonuses to the named executed officers for the fiscal year ended December 31, 2025 and 2024.
(4)	Mr. Honjian’s and Mr. Azudin’s “All Other Compensation” for 2025 represent amounts paid for consulting services by each consultant.
(5)	Mr. Bonte’s “Stock Awards” for 2024 represents amounts paid in his capacity as a Board member.
(6)	Mr. Bonte’s “Salary” for 2025 consists of $39,167 earned in his capacity as Head of the Digital Investment Banking Arm of CapForce from July to November 2025 and $13,000 earned in his capacity as Chief Executive Officer of CapForce following his appointment in December 2025.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the outstanding equity awards held by the named executive officers as of December 31, 2025.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(1)
John Tan Honjian	-	-	-	-	-	-	-	-	-
Mohd Azham Azudin(2)	-	-	-	-	-	31,250	$496,875	-	-
Christian-Laurent Benoit Bonte(3)	-	-	-	-	-	28,571	$454,279	-	-
Syed Johan Bin Syed Mohd(4)	-	-	-	-	-	9,709	$154,373	-	-

(1)	Calculated based on the closing price of the common stock on the OTC Expert Market on December 31, 2025 (the last trading day of 2025) of $15.90 per share.
(2)	Mr. Mohd Azham Azudin was granted restricted stock units on December 4, 2024 (31,250) which vest over one year, but the awards will not be issued until the Company’s stockholders approve the Company’s new equity incentive plan, which occurred at the Company’s Annual Meeting of stockholders on February 23, 2026.
(3)	Mr. Christian-Laurent Benoit Bonte was granted restricted stock units on November 6, 2024 (28,571) which vest over one year, but the awards will not be issued until the Company’s stockholders approve the Company’s new equity incentive plan, which occurred at the Company’s Annual Meeting of stockholders on February 23, 2026.
(4)	Mr. Syed Johan Bin Syed Mohd was granted restricted stock units on April 1, 2025 (9,709) which vest over one year, but the awards will not be issued until the Company’s stockholders approve the Company’s new equity incentive plan, which occurred at the Company’s Annual Meeting of stockholders on February 23, 2026.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our Named Executive Officers, or NEOs, to the Company’s performance. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2025 and 2024, and our financial performance for each such fiscal year:

Pay Versus Performance
Year (a)	Summary Compensation Table for PEO (b)(1)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Totals for non-PEO named executive officers (d)(1)	Average Compensation Actually Paid to non-PEO named executive officers (e)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (f)	Net Income (thousands) (g)
2025	$77,167	$514,303	$26,251	$322,499	$378.57	$23,620
2024	$49,999	$17,143	$50,000	$18,750	$2.13	$11,993

(1)	Our PEOs for 2025 and 2024 are Christian-Laurent Benoit Bonte and John Tan Honjian, and our Non-PEO named executives officers for whom the average compensation is presented in this table for 2025 and 2024 are Mohd Azham Azudin and Syed Johan Bin Syed Mohd.
(2)	Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025		2024
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$0	$(20,001)	$(49,999)	$(50,000)
Deduction for Grants of Stock Awards Reported under “Non-Equity Incentive Plan Compensation” Column in the Summary Compensation Table for Applicable FY	$0	$0	$0	$0
Increase in Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$77,187	$17,143	$18,750
Increase in Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in Fair Value from Prior FY End to Applicable FY End	$437,136	$239,062	$0	$0
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in Fair Value from Prior FY End to Vesting Date	$0	$0	$0	$0
Deduction of Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$437,136	$296,248	$(32,856)	$(31,250)

Relationship Between Financial Performance Measures

While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative Total Shareholder Return

The following chart sets forth the relationship between “compensation actually paid” to our principal executive officer, the “average of compensation actually paid” to our non-principal executive officer NEOs, and the Company’s cumulative total shareholder return over the two most recently completed fiscal years or periods thereof:

Compensation Actually Paid vs. Company Total Shareholder Return (TSR)
Compensation Actually Paid
Cumulative TSR (value of initial $100 investment)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
$17,143
$2.13
$18,750
$514,303
$378.57
$322,499
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between “compensation actually paid” to our principal executive officer, the “average of compensation actually paid” to our non-principal executive officer NEOs, and our net income during the two most recently completed fiscal years or periods thereof:

Compensation Actually Paid vs. Net Income
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Net Income (thousands)
$514,303
$23,620
$322,499
$11,993
$17,143
$18,750
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Director Compensation

Prior to the initial closing of the March 2024 Private Placement, our Board of Directors adopted a non-employee director compensation plan providing for certain cash and equity compensation to be provided to the Company’s non-employee directors for their service on the Board and its committees. Pursuant to such plan, each non-employee director received an annual cash retainer of $25,000, or, with respect to the Chairman of the Board, $75,000, plus additional annual cash compensation for the Board and committee chairs ($15,000 for Audit Committee and $12,000 for Compensation Committee) and for committee members ($7,000 for Audit Committee and $6,000 for Compensation Committee). In addition, new non-employee directors received an initial equity grant and each non-employee director received an annual equity grant. Under such program, each non-employee director received an initial grant of between 1,500 and 3,000 restricted stock units and an annual grant to non-employee directors of 1,500 restricted stock units. All such awards were made under the Company’s 2015 Equity Incentive Plan. Consistent with the Company’s cash management efforts, the Company reduced its director compensation plan by forty percent (40%). Mr. Schacht did not receive additional compensation for his service on the Board.

Following the initial closing of the March 2024 Private Placement, the Company entered into director agreements with each of Messrs. Ben-Tzvi, Lazar, McMurdo and Natan. Pursuant to the director agreements, each director was entitled to receive from the Company a cash fee of $12,500 per quarter (pro-rated for any partial quarter) plus a one-time fee of $50,000 upon signing their director agreements. Such cash fees accrued until such time as the Company raised sufficient capital to pay the accrued but unpaid cash fees or the director elected to convert such unpaid fees into shares of common stock of the Company. The cash director fee would convert at a rate of $4.00 per share for each $1.00 of accrued and unpaid fee that was converted. In addition to the quarterly cash fee, under the director agreements, each director was granted 10,000 shares of restricted common stock.

In conjunction with Mr. Lazar’s resignation as CEO, Chairman and Director of the Company, effective August 2, 2024, on August 2, 2024, the Board appointed John Tan Honjian as Chief Executive Officer, Chairman and Director of the Company.

On August 9, 2024, following the transaction pursuant to which Mr. Lazar sold his shares of Series E Preferred Stock together with his rights to purchase the additional shares of Series E Preferred Stock under the March 2024 Purchase Agreement to AEI Capital Ltd., the Company’s Board of Directors (the “Board”) voted to appoint Christian-Laurent Bonte, Victor Chua Kok Hoe, Ken Lim Zhao Qi, Ethan Low Yu Jie and Constance Wong Poh Yin as directors of the Company. Pursuant to the director agreements, each director received from the Company restricted stock units having a value of $50,000. All such awards are made under the Company’s 2015 Equity Incentive Plan. Mr. John Tan Honjian did not receive compensation for his service on the Board. See “Summary Compensation Table” for his 2024 compensation. On July 17, 2025, Mr. Christian-Laurent Benoit Bonte stepped down as a director in connection with his appointment as the Head of the Digital Investment Banking Arm of CapForce International, and in December 2025, Mr. Bonte was appointed Chief Executive Officer. On October 27, 2026, Mohd Azham Azudin stepped down as Chief Operating Officer and was appointed to the Company’s Board of Directors pursuant to which he will earn fees of $3,000 per month and be eligible for equity compensation.

During the fourth quarter of 2025, the Company entered into restricted stock unit agreements with Victor Chua Kok Hoe, Ken Lim Zhao Qi, Ethan Low Yu Jie, Constance Wong Poh Yin, Mohd Azham Azudin, and Gillian Tan Rou Yee covering an aggregate of 30,553 awards; however, such grants were contingent upon stockholder approval of the Company’s 2026 equity plan. Since the 2026 equity plan was not approved until the Company’s 2025 Annual Meeting of Stockholders in February 2026, the Company did not record the awards as outstanding or recognize any related stock-based compensation expense as of December 31, 2025. Upon stockholder approval in February 2026, the awards were recognized as outstanding and the related cumulative stock-based compensation expense was recognized in the subsequent fiscal period.

Compensation for the non-employee directors for the year ended December 31, 2025 was:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Ken Lim Zhao Qi	$-	$-	$-	$-
Ethan Low Yu Jie	$17,500	$-	$-	$17,500
Constance Wong Poh Yin	$15,060	$-	$-	$15,060
Victor Chua Kok Hoe	$-	$-	$-	$-

(1)	The “Stock Awards” column reflects the grant date fair value for all restricted stock awards granted under the 2015 Stock Options Plan during 2025. These amounts are determined in accordance with FASB Accounting Standards Codification 718 (ASC 718), without regard to any estimate of forfeiture for service vesting.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to recognize and support both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Changes to the Executive Team

As mentioned previously, in October 2026, the Company underwent several changes to its management team. Mr. Bonte stepped down as Chief Executive Officer, and was appointed to President, Business Development. Mr. John Tan Honjian was afterwards appointed Chief Executive Officer of the Company. In addition, Mr. Azudin stepped down from his position as Chief Operating Officer contemporaneously with his appointment to the Board of the Company. The Company thereafter appointed Tan Theng Wei to the position of Chief Operating Officer.

Mr. John Tan Honjian entered into a consulting agreement effective October 27, 2026 to serve as the Chief Executive Officer of the Company. Pursuant to his consulting agreement, Mr. John Tan Honjian’s compensation is $10,000 per month, and he is eligible for a stock grant with a fixed value of $150,000 each year, subject to the Company’s equity plan, corporate approvals and vesting requirements. Mr. John Tan Honjian is also an employee of AEI Capital Ltd. and is primarily compensated by AEI Capital Ltd. for his service as an officer of the Company.

Mr. Tan Theng Wei serves as Chief Operating Officer of the Company and is employed by CapForce International (SG) Pte. Ltd. (“CFI SG”), a subsidiary of the Company, under an offer letter effective October 27, 2026. Pursuant to his offer letter, Mr. Tan Theng Wei’s initial base salary is $108,000 per year, payable monthly by CFI SG. He is eligible for a discretionary performance bonus after completing one full year of service, subject to his performance and the Company’s performance. He is also eligible for a stock grant with a fixed value of $120,000 for his first year of service, subject to the Company’s equity plan, corporate approvals and vesting requirements. Mr. Tan’s employment may be terminated by either party at any time on three (3) months’ written notice, or immediately by CFI SG for serious misconduct, breach of fiduciary duty or disqualification as a director.

Equity Compensation Plan Information

The following table shows, as of December 31, 2025, the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance(3)
Equity compensation plans approved by security holders	1,301,855	$9.01	-
Equity compensation plans not approved by security holders	-	-	-
Total	1,301,855	$9.01	-

(1)	Includes 209,148 outstanding restricted stock units for which there is no exercise price.
(2)	Includes the weighted-average exercise price of stock options and warrants only.
(3)	Does not include 1,000,000 shares of common stock that became available under the 2026 Stock Incentive Plan following approval by the Company’s stockholders at the Company’s 2025 Annual Meeting on February 23, 2026.

2015 Plan

The 2015 Equity Incentive Plan, or 2015 Plan, provides for the granting of incentive stock options within the meaning of Section 422 of the Code to employees and the granting of non-qualified stock options to employees, non-employee directors and consultants. The 2015 Plan also provides for grants of restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and stock payments to employees, non-employee directors and consultants. The 2015 Plan was amended by the Compensation Committee in February 2017 to revise the provisions with respect to net settlement of awards in response to change in regulations, and to establish standard periods for exercise of vested stock options following termination of service events.

Administration. The Compensation Committee administers the 2015 Plan, including the determination of the recipient of an award, the number of shares or amount of cash subject to each award, whether an option is to be classified as an incentive stock option or non-qualified stock option, and the terms and conditions of each award, including the exercise and purchase prices and the vesting and duration of the award. Our Board may appoint one or more separate committees of our Board, each consisting of one or more members of our Board, to administer our 2015 Plan with respect to employees who are not subject to Section 16 of the Exchange Act. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under our 2015 Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board.

Authorized shares. Under our 2015 Plan, the aggregate number of shares of our common stock authorized for issuance may not exceed (1) 271 plus (2) the sum of the number of shares subject to outstanding awards under the 2008 Plan as of the 2015 Plan’s effective date that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of shares subject to vesting restrictions under the 2008 Plan on the 2015 Plan’s effective date that are subsequently forfeited. In addition, the number of shares that have been authorized for issuance under the 2015 Plan are automatically increased on the first day of each fiscal year beginning on January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, and (ii) another lesser amount determined by our Board. As of April 1, 2025, the 2015 Plan expired and no additional awards were available for issuance under such 2015 Plan.

Shares subject to awards granted under the 2015 Plan that are forfeited or terminated before being exercised or settled, or are not delivered to the participant because such award is settled in cash, will again become available for issuance under the 2015 Plan. However, shares that have actually been issued shall not again become available unless forfeited. No more than 800 shares may be delivered upon the exercise of incentive stock options granted under the 2015 Plan.

Types of Awards

Stock options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under our 2015 Plan, incentive stock options and non-qualified options must be granted with an exercise price of at least 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to any holder of more than 10% of our voting shares must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by a “net exercise” arrangement, or (4) by any other form that is consistent with applicable laws, regulations and rules.

Restricted stock. Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a stockholder with respect to such stock, other than the right to transfer such stock prior to vesting.

Restricted stock units. Restricted stock units give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by our Compensation Committee and as set forth in a restricted stock unit agreement. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested and are settled, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.

Dividend equivalents. At our Compensation Committee’s discretion, performance-based restricted stock or restricted stock unit awards may provide for the right to dividend equivalents. Subject to the terms of the 2015 Plan, our Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between us and each recipient.

Stock appreciation rights. Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be determined by our Compensation Committee, which shall not be less than the fair market value of our common stock on the date of grant. Our Compensation Committee may elect to pay stock appreciation rights in cash or in common stock or in a combination of cash and common stock.

Performance-based awards. Awards under our 2015 Plan may be made subject to the attainment of performance goals.

Other Plan Features

No Transfer. Unless the agreement evidencing an award expressly provides otherwise, no award granted under the 2015 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), other than by will or the laws of descent and distribution, provided, however, that an incentive stock option may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Adjustments. In the event of a recapitalization, stock split or similar capital transaction, our Compensation Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2015 Plan, the limitations regarding the total number of shares underlying awards given to an individual participant in any calendar year, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Change in Control. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement will provide for (1) the continuation of the outstanding awards by us if we are the surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Termination or Amendment. Our Board may amend or terminate the 2015 Plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not materially impair the rights of holders of outstanding awards without their consent. No incentive stock option may be granted after the tenth anniversary of the date the 2015 Plan was adopted by our Board.

Effective Date. The 2015 Plan was initially adopted by our Board and subsequently approved by our stockholders in April 2015. The 2015 Plan became effective on May 4, 2015. Awards may be granted under the 2015 Plan until April 1, 2025.

Amended and Restated Stock Option Plan

In connection with the consummation of the Company’s business combination transaction with Curetis N.V., on April 1, 2020, the Company assumed and adopted the 2016 Stock Option Plan, as amended, of Curetis N.V., the former parent company of Curetis GmbH. The Company assumed the 2016 Stock Option Plan as the Amended and Restated Stock Option Plan of the Company (the “A&R Plan”). In connection with the foregoing, the Company assumed all awards thereunder that were outstanding as of April 1, 2020 and converted such awards into options to purchase shares of common stock of the Company pursuant to the terms of the applicable award.

The A&R Plan provides for the grant of stock options, which are the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. The Compensation Committee administers the A&R Plan, including taking all actions required or advisable for the administration and proper implementation of the A&R Plan; interpreting the A&R Plan unless specifically provided otherwise in the A&R Plan; and making all other decisions necessary or advisable to enable the administration and proper implementation of the A&R Plan. Under the A&R Plan, the aggregate number of shares of our common stock authorized for issuance shall not exceed 677. Following the assumption of the A&R Plan, no further grants have been or will be made under the A&R Plan.

Under the A&R Plan, in the event of a “change in control”, as defined in the A&R Plan, all the outstanding options will vest fully at the date of the change in control. However, in the event of a change in control due to a sale, merger, sale of substantially all of the assets or consolidation of the Company, all the outstanding options will be addressed in the applicable acquisition agreement. Such agreement may, at the sole discretion of the Compensation Committee and without the approval or the advice of the optionees being required, provide the following: (1) the continuation of the outstanding options by the Company (if the Company is the company that continues to exist); (2) the take-over of the A&R Plan and the outstanding options by the acquiring company or the company that continues to exist, or its parent company; (3) the replacement of the outstanding options by new option rights with conditions that are equivalent to the conditions of the outstanding options by the acquiring company or the company that continues to exist, or its parent company; or (4) the cancellation of each outstanding option in return for payment to the optionee of an amount per option equal to the difference between the fair market value of the common stock of the Company at the time of the closing under the purchase, merger, or consolidation agreement less the option price.

Except as expressly provided for under the A&R Plan, the awards granted under the A&R Plan may not be sold, assigned, transferred, pledged, mortgaged or otherwise disposed of. The Compensation Committee and the Board may alter, amend or terminate the Plan or any part thereof at any time and from time to time, provided, however, that no such alteration or amendment shall adversely affect the rights relating to any options granted or shares acquired upon exercise of options prior to that time.

2020 Stock Options Plan

The 2020 Stock Options Plan was approved by stockholders at the 2020 Annual Meeting of Stockholders and the awards were granted on the date thereof. The 2020 Stock Options were granted with an exercise price equal to the fair market value of the common stock on the date of grant, or $424.00. No shares remain available for future awards under the 2020 Stock Options Plan. The following sets forth the principal terms of, and constitutes, the 2020 Stock Options Plan.

Administration. The Compensation Committee will administer the 2020 Stock Options Plan, including, whether, for U.S. taxpayer employees, an option is to be classified as an incentive stock option or non-qualified stock option.

Authorized shares. The aggregate number of shares of our common stock authorized for issuance under the 2020 Stock Options Plan is 6,500 shares of common stock. Shares subject to awards granted under the 2020 Stock Options Plan that are forfeited or terminated before being exercised will not be available for re-issuance under the 2020 Stock Options Plan. No more than 2,500 shares may be delivered per person upon the exercise of incentive stock options granted under the 2020 Stock Options Plan.

Stock options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under our 2020 Stock Options Plan, incentive stock options and non-qualified options must be granted with an exercise price of at least 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to any holder of more than 10% of our voting shares must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. For non-employee directors, payment of the exercise price must be made in cash. For executive officers, payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by a “net exercise” arrangement, or (4) by any other form that is consistent with applicable laws, regulations and rules.

No Transfer. No award granted under the 2020 Stock Options Plan may be transferred in any manner, other than by will or the laws of descent and distribution, provided, however, that an incentive stock option may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Adjustments. In the event of a recapitalization, stock split or similar capital transaction, the Compensation Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Stock Options Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding stock option.

Change in Control. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement will provide for (1) the continuation of the outstanding awards by us if we are the surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Termination or Amendment. The 2020 Stock Options Plan can be terminated by the Board of Directors or Compensation Committee at any time, and, subject to stockholder approval where required by applicable law, can be amended. Any amendment or termination may not materially impair the rights of holders of outstanding awards without their consent.

Effective Date. The 2020 Stock Options Plan became effective upon approval by the stockholders at the 2020 Annual Meeting of Stockholders. The 2020 Stock Options Plan will terminate upon the expiration or termination of the last outstanding award.

Awards to Non-Employee Directors. The 2020 Stock Options granted to the members of the Board have a one-year vesting schedule, vesting quarterly in equal installments on the first day of each three-month period as long as the director is providing services to the Company on each such vesting date. The term of such stock options is ten (10) years after the date of grant; provided, however, that any unvested stock options will expire if the director ceases providing services to the Company, and a departing director will have ninety (90) days to exercise vested stock options after the director ceases providing services to the Company.

Awards to Executive Officers. The 2020 Stock Options granted to the executive officers have a four-year vesting schedule, vesting 25% on the first anniversary of the date of grant and the remaining options vesting 6.25% on the quarterly anniversary of the first vesting date for a period of three years, as long as the executive officer continues providing services to the Company on each such vesting date. The term of such stock options is ten (10) years after the date of grant; provided, however, that any unvested stock options will expire if the executive officer ceases providing services to the Company, and a departing officer will have ninety (90) days to exercise vested stock options after the executive officer ceases providing services to the Company.

2022 Inducement Plan

In connection with the appointment of the Company’s former CFO, Mr. Albert Weber, the Company granted him an inducement grant of stock options to purchase an aggregate of 1,050 shares of the Company’s common stock with a grant date of January 3, 2022. The equity award was granted pursuant to Nasdaq Listing Rule 5635(c)(4) inducement grant exception as a component of Mr. Weber’s employment compensation and was granted as an inducement material to his acceptance of employment with the Company. The options have an exercise price of $216.00. The option award vests over a four-year period with 25% vesting on the first anniversary of the date of grant, January 3, 2023, and in equal quarterly installments on each quarterly anniversary thereafter. The award is subject to Mr. Weber’s continued service with the Company through the applicable vesting dates.

2026 Stock Incentive Plan

The 2026 Stock Incentive Plan (the “2026 Plan”) was approved by stockholders at the 2025 Annual Meeting of Stockholders on February 23, 2026. The following sets forth the principal terms of the 2026 Plan.

Shares Available and Evergreen Provision. Under the 2026 Plan, 1,000,000 shares of our Common Stock were made available for issuance. In the event of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-up, reorganization, rights offering, liquidation, or any similar change event of or by our company, appropriate adjustments will be made to the shares subject to the 2026 Plan and to any outstanding awards. Shares available for awards under the 2026 Plan may be either newly-issued shares or treasury shares.

The 2026 Plan includes an evergreen provision providing for an automatic annual increase in the shares of common stock available for issuance under the 2026 Plan over the next 10 years in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Pursuant to the evergreen provision, the number of shares available for issuance under the 2026 Plan shall automatically increase on January 1st of each year for a period of 9 years, commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, provided that our board of directors may decide, prior to the first day of any calendar year, that there shall be no increase in the shares available for issuance under the 2026 Plan for such calendar year or that the increase shall be a lesser number of shares than otherwise provided under the evergreen provision.

In certain circumstances, shares subject to an outstanding award may again become available for issuance pursuant to other awards available under the 2026 Plan. For example, shares subject to awards that are forfeited, terminated, canceled or expired will again become available for future grants under the 2026 Plan.

Administration. The 2026 Plan will be administered by the Compensation Committee of the Board. The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the 2026 Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 2026 Plan, the Committee or, with the Committee’s approval, Company management determines the persons to whom grants of options, including but not limited to Stock Appreciation Rights, shares of restricted stock and other stock-based awards are to be made, the number of shares of common stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee or, with the Committee’s approval, Company management determines whether the option is an incentive stock option or a non-qualified stock option, the option’s term, vesting and exercisability, the amount and type of consideration to be paid to our company upon the option’s exercise and the other terms and conditions of the grant. The terms and conditions of restricted stock and SAR Awards are also determined by the Committee. The Committee has the responsibility to interpret the 2026 Plan and to make determinations with respect to all awards granted under the 2026 Plan. All determinations of the Committee are final and binding on all persons having an interest in the 2026 Plan or in any award made under the 2026 Plan. The costs and expenses of administering the 2026 Plan are borne by the Company.

Eligibility. Eligible individuals include our and our subsidiaries’ employees (including our and our subsidiaries’ officers and directors who are also employees), independent directors, advisors or consultants whose efforts, in the judgment of the Committee, are deemed worthy of encouragement to promote our growth and success. Non-employee directors of our Board are also eligible to participate in the 2026 Plan. All eligible individuals may receive one or more awards under the 2026 Plan, upon the terms and conditions set forth in the 2026 Plan.

Stock Options and SARs. Under the 2026 Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with stock options. A SAR entitles the participant to receive the excess, if any, of the fair market value of a share on the exercise date over the strike price of the SAR. This amount is payable in cash, except that the Committee may provide in an award agreement that benefits may be paid in shares of our common stock. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled will be made available for future awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the 2026 Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), whether a SAR is paid in cash or shares, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the 2026 Plan, all of which will be evidenced in an individual Award agreement between us and the participant.

Certain limitations apply to incentive stock options and SARs granted in tandem with incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of the Company’s common stock on the date of the option’s grant and the term of any such option shall expire not later than the tenth anniversary of the date of the option’s grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of the Company’s common stock must be at least 110% of the fair market value of a share of our common stock on the date of grant and such option shall expire not later than the fifth anniversary of the date of the option’s grant.

Options and SARs granted under the 2026 Plan become exercisable at such times as may be specified by the Committee. In general, options and SARs granted to participants become exercisable in three equal annual installments, subject to the optionee’s continued employment or service with the Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

Except as otherwise set forth in the award agreement, options shall expire after a term of five years. However, the maximum term of options and SARs granted under the 2026 Plan is ten years. If any participant terminates employment due to death or disability or retirement, the portion of his or her option or SAR Awards that were exercisable at the time of such termination may be exercised for one year from the date of termination. In the case of any other termination, the portion of his or her option or SAR Awards that were exercisable at the time of such termination may be exercised for three months from the date of termination. However, if the remainder of the option or SAR term is shorter than the applicable post-termination exercise period, the participant’s rights to exercise the option or SAR will expire at the end of the term. In addition, if a participant’s service terminates due to cause, all rights under an option or SAR will immediately expire, including rights to the exercisable portion of the option or SAR. Shares attributable to an option or SAR that expire without being exercised will be forfeited by the participant and will again be available for award under the 2026 Plan.

Unless limited by the Committee in an Award agreement, payment for shares purchased pursuant to an option exercise may be made (i) in cash, check or wire transfer, (ii) subject to the Committee’s approval, in shares already owned by the participant (including restricted shares held by the participant at least six months prior to the exercise of the option) valued at their fair market value on the date of exercise, or (iii) through broker-assisted cashless exercise procedures.

Restricted Stock. Under the 2026 Plan, the Committee is also authorized to make awards of restricted stock. A restricted stock award entitles the participant to all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends. However, the Committee may require the payment of cash dividends to be deferred and if the Committee so determines, re-invested in additional shares of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock shall contain a legend restricting their transfer, and may be forfeited (i) in the event of termination of employment, (ii) if our company or the participant does not achieve specified performance goals after the grant date and before the participant’s termination of employment or (iii) upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of our common stock subject to the Award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder’s continued employment by us, and any other terms and conditions the Committee shall impose consistent with the provisions of the 2026 Plan. The Committee also determines the amount, if any, that the participant shall pay for the shares of restricted stock. However, the participant must be required to pay at least the par value for each share of restricted stock. Upon the lapse of the restrictions, any legends on the shares of our common stock subject to the Award will be re-issued to the participant without such legend.

Unless the Committee determines otherwise in the award or other agreement, if a participant terminates employment for any reason, all rights to restricted stock that are then forfeitable will be forfeited. Restricted stock that is forfeited by the participant will again be available for Award under the 2026 Plan.

Other Stock-Based Awards. Under the 2026 Plan, the Committee is also authorized to grant other stock-based awards valued in whole or in part by reference to or otherwise based on stock (“Other Stock-Based Awards”), which include performance shares, convertible preferred stock (to the extent a series of preferred stock is authorized), convertible debentures, warrants, exchangeable securities and awards of stock or options based on fair market value, book value, or performance by the Company or any subsidiary, affiliate or division. Other Stock-Based Awards may be granted in tandem with other awards under the 2026 Plan.

Other Stock-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date to which the stock is issued or, if later, the date on which any applicable restriction, performance or deferral period lapses. The recipient of an Other Stock-Based Award, subject to the terms of the grant agreement, is entitled to interest or dividends with respect to the number of shares covered by their Other Stock-Based Award.

Change in Control Provisions. In the event of a change in control of the Company, and except as otherwise set forth in the applicable grant agreement, all unvested portions of awards shall vest immediately. Awards, whether or not then vested, shall be continued, assumed, or have new rights as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the change in control are subject shall not lapse. Awards shall, where appropriate at the Committee’s discretion, receive the same distribution of the Company’s common stock on such terms as determined by the Committee. Upon a change in control, the Committee may also provide for the purchase of any awards for an amount of cash per share of common stock issuable under the Award equal to the excess of the highest price per share of the Company’s common stock paid in any transaction related to a change in control of the Company over the exercise price of such award.

Fair Market Value. Under the 2026 Plan, fair market value means the fair market value of the shares based upon (i) the closing selling price of a share of our common stock as quoted on the principal national securities exchange on which the stock is traded, if the stock is then traded on a national securities exchange, or (ii) the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the common stock is not then traded on a national securities exchange.

Transferability Restrictions. Generally, and unless otherwise provided in an Award agreement, shares or rights subject to an award cannot be assigned or transferred other than by will or by the laws of descent and distribution and Awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an award, or any portion thereof, to one or more of the participant’s spouse, children or grandchildren, or may designate in writing a beneficiary to exercise an award after his or her death.

Clawback Policy. All awards granted under the 2026 Plan are subject to the terms of any Company potential forfeiture, incentive compensation recoupment, clawback, or similar actions. The Awards are also subject to policies established by the Company, such as anti-hedging or pledging policies. These policies shall include, without limitation, (i) any Company policy established to comply with applicable laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the shares of Stock or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

Termination or Amendment of the 2026 Plan. Unless sooner terminated, no Awards may be granted under the 2026 Plan after 10 years of the effective date of the 2026 Plan. Our Board may amend or terminate the 2026 Plan at any time, but our Board may not, without stockholder approval, amend the 2026 Plan to increase the total number of shares of our common stock reserved for issuance of awards. In addition, any amendment or modification of the 2026 Plan shall be subject to stockholder approval as required by any securities exchange on which our common stock is listed. No amendment or termination may deprive any participant of any rights under Awards previously made under the 2026 Plan.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL NO. ONE – ELECTION OF DIRECTORS

Nominees for Election of Directors

The Board is nominating the six current directors, Victor Chua Kok Hoe, John Tan Honjian, Ken Lim Zhao Qi, Ethan Low Yu Jie, Constance Wong Poh Yin, and Mohd Azham Azudin, for re-election to the Board. Each director nominee, if elected, will serve for a one-year term, until his or her successor is elected and qualified, or until their earlier death, resignation or removal. Each nominated director and director nominee has consented to being named as a nominee in this Proxy Statement and to serving as a director if elected. Neither management nor the Board is aware of any reason that would cause any nominee to be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board if any nominee becomes unavailable for election. Please see page 7 of this Proxy Statement under the heading “Management - Board of Directors” for information regarding the six nominees for election as a director.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the six nominees for director named below. If, at the time of the Annual Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion.

Vote Required and Recommendation

The Board recommends a vote “FOR” the election of Victor Chua Kok Hoe, John Tan Honjian, Ken Lim Zhao Qi, Ethan Low Yu Jie, Constance Wong Poh Yin, and Mohd Azham Azudin to the Board. Directors are elected by a plurality of votes cast. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board’s slate of nominees.

PROPOSAL NO. TWO – RATIFICATION OF INDEPENDENT ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed and engaged Beckles & Co., Inc. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and directed that the selection of Beckles & Co., Inc. be submitted to the stockholders for ratification at the Annual Meeting. Although the Company is not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Audit Committee may reconsider its selection of Beckles & Co., Inc. The Board considers Beckles & Co., Inc. to be well qualified to serve as the independent auditors for the Company; however, even if the selection is ratified, the Board may direct the appointment of a different independent registered public accounting firm at any time during the current or subsequent fiscal year if the Audit Committee and Board determine that the change would be in the Company’s best interests.

Representatives of Beckles & Co., Inc. are expected to attend the Annual Meeting and will be available to make a statement, if they desire.

Recent Changes in Accounting Firm

In April 2024, the Audit Committee decided to appoint Beckles & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and related interim periods after UHY LLP, the Company’s prior independent registered public accounting firm, notified the Company of its resignation. UHY LLP had served as the Company’s independent registered public accounting firm since 2023. In light of such determination by UHY LLP, the Company conducted a competitive selection process where the Audit Committee invited several public accounting firms to participate. Following the completion of such process, the Audit Committee selected Beckles & Co., Inc. in April 2024 to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and related interim periods. Subsequently, Beckles & Co., Inc. served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

During the Company’s fiscal year ended December 31, 2023 and the subsequent interim period through April 22, 2024, the Company did not have any disagreement with UHY LLP, the Company’s prior independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal year ended December 31, 2023 and the subsequent interim period through April 22, 2024, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. UHY LLP did not issue an audit report on the Company’s consolidated financial statements during the period of their engagement.

The Company provided UHY LLP with a copy of the auditor change disclosures prior to filing the disclosures in the Current Report on Form 8-K filed with the SEC on April 25, 2024 and requested that UHY LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). UHY LLP confirmed they agreed with the statements contained in such Current Report on Form 8-K. A copy of UHY LLP’s letter, dated April 25, 2024, was filed as Exhibit 16.1 to the 8-K.

On April 23, 2024, the Audit Committee approved the appointment of Beckles & Co., Inc. as the Company’s new independent registered public accounting firm commencing for the fiscal year ending December 31, 2023.

In connection with the Company’s appointment of Beckles & Co., Inc. as the Company’s independent registered public accounting firm, the Company did not consult Beckles & Co., Inc. on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Stockholder ratification of the selection of Beckles & Co., Inc. as the Company’s independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Beckles & Co., Inc. to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The following table presents the aggregate fees billed to the Company by Beckles for its audits of the Company’s consolidated annual financial statements and other services for the years ended December 31, 2025 and 2024, respectively.

	2025	2024
Audit Fees(1)	$104,250	$109,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$104,250	$109,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of our annual financial statements and the review of our interim financial statements. For the fiscal years ended December 31, 2025 and 2024, audit services were performed by Beckles. These fees also include services normally provided in connection with statutory and regulatory filings or engagements, such as services related to Registration Statements on Forms S-1, S-3, and S-8 and associated Consent Letters.

Policy on Audit Committee Pre-Approval

Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The services requiring pre-approval by the audit committee may include audit services, audit-related services, tax services and other services. All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

The Board recommends that stockholders vote “FOR” the ratification of Beckles & Co., Inc., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Notice of Internet Availability of Proxy Materials is being delivered to stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Upon the written or oral request of a stockholder, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy was delivered. Stockholders desiring to receive a separate copy now or in the future may contact us at our mailing address located at 23219 Stringtown Road, Suite 300, Clarksburg, Maryland 20871, or by telephone: (301) 869-9683.

Stockholders who share an address but are receiving multiple copies of the Notice of Internet Availability of Proxy Materials may contact us at our mailing address located at 23219 Stringtown Road, Suite 300, Clarksburg, Maryland 20871, or by telephone: (301) 869-9683 to request that a single copy be delivered.

STOCKHOLDER PROPOSALS

Proposals from stockholders intended to be presented at the next annual meeting of stockholders should be addressed to CapForce Inc., Attention: Corporate Secretary, 23219 Stringtown Road, Suite 300, Clarksburg, Maryland 20871. We must receive the proposals by no earlier than 120 days and no later than 90 days prior to the first anniversary of the date on which this Proxy Statement was first made available to our stockholders in connection with the 2026 Annual Meeting, or no earlier than July 2, 2027 and no later than August 1, 2027. If we change the date of the next annual meeting by more than 30 days from the anniversary of this year’s annual meeting of stockholders, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the next annual meeting and not later than 10 days following the announcement or public disclosure of such meeting date in order to be considered for inclusion in the proxy materials. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy for next year’s annual meeting in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail—Return Receipt Requested. Any nominations for director positions will be accepted in accordance with the procedures described in the Company’s proxy statement for its 2026 annual meeting of stockholders under the heading “Procedures for Nominating a Director Candidate.”

INCORPORATION BY REFERENCE

We hereby incorporate by reference the following items into this Proxy Statement: Items 7, 7A, 8 and 9 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission on May 26, 2026. Representatives of our auditors for the current year, Beckles & Co., Inc., are expected to be present at our Annual Meeting to make a statement if they so desire.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04656 - P58808 2. Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of Beckles & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! CAPFORCE INC. The Board of Directors recommends you vote FOR the following proposals: CAPFORCE INC. THE HOMER BUILDING 601 13TH STREET NW, 12TH FLOOR, OFFICE 29 WASHINGTON, D.C. 20005 UNITED STATES 1. The election of the six directors named in the attached Proxy Statement, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; Nominees: 1a. Victor Chua Kok Hoe 1b. John Tan Honjian 1c. Ken Lim Zhao Qi 1d. Ethan Low Yu Jie 1e. Constance Wong Poh Yin 1f. Mohd Azham Azudin Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 8, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www. virtualshareholdermeeting. com/CFOR 2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p.m. Eastern Time on December 8, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10 - K are available at www.proxyvote.com. T04657 - P58808 CAPFORCE INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 9, 2026, 8:00 AM EST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) John Tan Honjian and Tan Theng Wei, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of CAPFORCE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8 : 00 am EST, on Wednesday, December 9, 2026, virtually at www.virtualshareholdermeeting. com/CFOR 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side